CONSULTING SERVICES AGREEMENT

            THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of the 5th day of August, 2019 (the "Effective Date"), between Critical Mass Industries LLC, a Colorado limited liability company (“Company”), and Good Holdco LLC, a Colorado limited liability company (“Contractor”). Company and Contractor are sometimes hereinafter referred to singularly as a “Party,” and collectively as the “Parties.”

            WHEREAS, Company is a licensed marijuana business operating pursuant to licenses duly issued by the Colorado Department of Revenue Marijuana Enforcement Division (“MED”) and applicable local licensing authority; and

            WHEREAS, because of the experiences and abilities of Contractor, Company wishes to retain Contractor to perform those services (collectively, the “Services”) specifically described in Exhibit A attached hereto and incorporated herein by this reference, and Contractor wishes to perform the Services for Company on the terms and conditions contained in this Agreement.

            NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings cited herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

            1.      Work To Be Performed.

                     (a)        Contractor will provide the Services to the best of its abilities. Contractor may accept additional assignments from Company at Contractor’s sole discretion; such additional assignments shall be incorporated into Exhibit A. Company may assign other contractors to perform services similar to the Services. Contractor shall not perform any work for Company except pursuant to this Agreement or a subsequent written agreement.

                     (b)        Except as otherwise specifically set forth herein, Contractor shall provide at its own cost and expense all of the materials and equipment necessary for Contractor to perform the Services. Company shall have no control or supervision over the hours worked or the manner in which Contractor performs the work; provided, however, that Company may specify deadlines by which time certain work needs to be completed.

                     (c)        Contractor acknowledges that Contractor has no authority to negotiate any contract for or on behalf of Company or to bind Company to any contract, agreement, representation or understanding concerning Company or Company’s products or services.

            2.      Compensation of Contractor.

                     (a)        Amount. The Company shall compensate Contractor for performance of the Services at a flat rate of Fifty Thousand Dollars ($50,000.00) per month, as shown on invoices delivered to the Company in accordance with Section 2(b), below. Contractor shall bill the Company only for the Services and reimbursable expenses as set forth below.

                     (b)        Payment. Contractor shall invoice the Company on a monthly basis for the Services provided and reimbursable expenses incurred during such period. Payment shall be due within thirty (30) days after Company's receipt of an invoice.

                     (c)        Expenses; No Additional Compensation. Any expenses incurred by Contractor in the performance of the Services shall be the sole responsibility of Contractor unless Company gives prior written approval of reimbursement of the expense. Contractor acknowledges that Contractor shall be responsible for paying all operating expenses it incurs pursuant to this Agreement, subject to the preceding sentence. Contractor will receive only the compensation described in this Agreement, and shall not receive any other form of compensation, benefits, or commission.

            3.      Independent Contractor Status.

                     (a)        Contractor’s status shall at all times be that of an independent contractor. Contractor will not be an employee of Company for tax reasons or any other purpose. Contractor will not be entitled to unemployment compensation insurance benefits or worker’s compensation unless some entity other than Company provides such coverage. Contractor is aware, and acknowledges and agrees, that Company undertakes no responsibility for withholding Federal and State income taxes, F.I.C.A., worker’s compensation insurance, unemployment compensation insurance or the like for Contractor or any of its agents, subcontractors or their agents or employees, all of which shall remain the complete responsibility of Contractor. Contractor assumes full responsibility for the payment of all contributions, payroll taxes, income taxes, self employment taxes, withholdings and backup withholdings or assessments under state and federal law. Company shall only provide Contractor with, and shall file, an IRS Form 1099 on an annual basis.

                     (b)        Contractor will be solely liable and responsible for compliance with all federal, state and local laws and regulations regarding (i) the payment of Contractor’s taxes; (ii) maintenance of workers’ compensation insurance; (iii) filing of all required reports; and (iv) health, safety, and all other employment matters.

                     (c)        Nothing herein shall be construed to create a relationship between Company and Contractor in the nature of profit-sharing, company, joint venture, principal/agent, employment or any other relationship that might impose liability on Company for Contractor’s past, present or future debts, liabilities, obligations, acts or omissions.

            4.      Agreement to Not Disclose Confidential Information.

                     (a)        Access to Confidential Information. Contractor acknowledges that by virtue of Contractor's performing the Services for Company, Contractor will have access to and will acquire Confidential Information (as defined below) relating to the business and operations of the Company.

                     (b)        Definition of Confidential Information.

                                 (i)        Regardless of whether tangible or intangible, how stored, compiled, or memorialized, whether physically, electronically, graphically, photographically, in writing or by some other means, and regardless of whether it has been marked or identified as “confidential”, the term “Confidential Information” means and includes any and all of the following provided by, belonging to or concerning the Company: (I) information, data, ideas, inventions, intellectual property, processes, materials, know-how, techniques, technologies, sketches, drawings, specifications, concepts, trade secrets, research and development activities, patent applications, compilations, devices, formulae, designs, prototypes, methods, procedures, strategies, programs, and codes; (II) financial, business, strategic, scientific, technical and economic information, plans, and sales, marketing and product information; (III) data and information about the Company’s current, former or prospective customers, suppliers, officers, directors and employees; (IV) copies or materials embodying or including any of the foregoing and any analyses, studies or reports that contain, are based on, or reflect any of the foregoing; and (V) any information traditionally or otherwise appropriately recognized as proprietary or a trade secret. Confidential Information does not include information that (A) at the time of disclosure by Company to Contractor, was published or known publicly or was otherwise in the public domain, (B) after disclosure by Company to Contractor, is published or becomes publicly known or otherwise in the public domain other than as a result of a breach of this Agreement, (C) was disclosed to Contractor in good faith by a third party who was not, and is not, under any obligation of confidence or secrecy to Company, or its clients or prospective clients at the time of such disclosure or (D) is independently developed by the Contractor without the use of any Confidential Information and without violation of this Agreement.

                                 (ii)        Contractor acknowledges that (A) the Confidential Information is the sole property of Company, (B) disclosure thereof would cause substantial loss to the goodwill of Company, (C) disclosure thereof is being made by Company only because of the position of trust and confidence which Contractor will occupy and because of the agreement of Contractor to the restrictions contained herein, (D) the knowledge of Contractor of these matters would enable Contractor, upon termination of this Agreement, to compete with Company in a manner likely to cause Company irreparable harm, and (E) disclosure of such matters by Contractor would likewise cause such harm.

                     (c)        Restrictions on Use and Disclosure of Confidential Information. Contractor shall hold all Confidential Information as a fiduciary, in strict confidence and trust for the benefit of Company. Contractor shall not at any time during the term of this Agreement or thereafter use, make known, or disclose, either directly or indirectly, intentionally or negligently, any of the Confidential Information to any person, company or other entity, for any purpose or reason, other than as required in the performance of the Services. Contractor understands that it is not allowed to use, sell, license, market or otherwise exploit any products or services which embody in whole or in part any Confidential Information. Except as necessary to perform Contractor's duties and responsibilities under this Agreement, Contractor shall not copy or duplicate any of the Confidential Information, nor remove any of the Confidential Information from the facilities of Company, either during the term of this Agreement or thereafter. Contractor will take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities. Contractor will treat as confidential and proprietary any information or materials from outside Company which Company is obligated to treat as confidential or proprietary, in accordance with Company’s reasonable instructions to Contractor. In the event that any unauthorized disclosure of any Confidential Information shall occur as a result of Contractor’s actions or inactions, or the actions or inactions of an agent of Contractor, Contractor shall immediately notify Company in writing of the disclosure and the circumstances surrounding such disclosure.

                     (d)        Delivery of Confidential Information to Company on Termination. Upon the expiration or termination of this Agreement, or at any time upon Company's request, Contractor will deliver to Company all tangible materials embodying the Confidential Information, including without limitation any documentation, records, listings, notes, data, sketches, drawings, customer lists, memoranda, models, data, reference materials, samples, human or machine-readable media and equipment and any other materials which in any way relate to the Confidential Information, to the Services, or to the customers of the Company. Contractor will not to retain any copies of any of the above materials. Contractor will provide to Company written certification of compliance with this Section 4(d) upon request.

                     (e)        Reasonable Restrictions. Contractor acknowledges that the restrictions in this Section 4 are reasonable and reflect an appropriate balancing of the interests of Company and Contractor.

            5.      Term; Termination. This Agreement shall terminate on the date that is two (2) years after the Effective Date. Either Party may terminate this Agreement at any time for any reason or no reason, with or without cause, upon written notice to the other Party. The right of termination in this Agreement is absolute. Contractor waives any claim to the contrary and releases Company from any claim to damages, compensation or indemnification arising out of or relating to the termination of this business relationship.

            6.      Transfer of Contractor’s Duties; Return of Property upon Termination. Upon termination of the relationship established by this Agreement, and in the event that the Services have not been fully performed at the time of termination, Contractor shall reasonably assist Company in the smooth transition of Contractor’s duties and responsibilities to another contractor or representative of Company. Contractor shall also, upon termination, immediately return to Company all property in Contractor’s possession belonging to Company. In the event that Contractor does not return all Company property upon termination of the relationship with Company established by this Agreement, Company may reduce any payments owed to Contractor under this Agreement by the value of any property not returned. In addition, Company may take all appropriate action to recover its property (or the value of its property).

            7.      Reservation of Rights. Company reserves and retains all rights, including, without limitation, the right to hire additional independent contractors to perform similar work to Contractor. Company shall manage its business according to its own judgment and shall be free to accept or reject any advice or suggestions of Contractor at any time in its sole discretion. Contractor shall provide the Services in an advisory capacity only and the Company shall retain full authority and responsibility for all decisions with respect to operation of the Company's business. Each Party acknowledges and agrees that nothing in this Agreement shall require the other Party to take any action that such Party reasonably determines will, or could be deemed to, violate any laws or regulations. Neither Party shall be responsible for any violation of the other Party’s rights hereunder by a third party.

            8.      Indemnification and Non-Infringement.

                     (a)        Contractor Indemnification. Contractor shall indemnify, defend and hold Company and its subcontractors, independent contractors, agents, officers, shareholders, directors, members, managers and employees harmless from and against any and all claims, liabilities, losses, damages, expenses (including reasonable attorneys’ fees) (collectively, “Claims”) arising from or growing out of (i) a breach of any representation, warranty, covenant or agreement made by Contractor in connection with this Agreement, or (ii) Contractor’s gross negligence or willful misconduct.

                     (b)        Non-Infringement Warranty. Contractor warrants and represents, to the best of its knowledge and belief and solely for the benefit of Company, that nothing in this Agreement or the performance of it by Contractor infringes any United States intellectual property right or any contractual covenant entered into by Contractor benefiting any third party.

            9.      Compliance with Laws. Each Party shall be responsible for obtaining any and all licenses, registrations, permits or approvals necessary or advisable for the operation of its business and the provision of the Services. Each Party shall comply with any and all conditions binding on it in any such licenses, registrations, permits or approvals. Each Party shall be subject to, and comply with, all laws, orders, regulations, directions, or requests, present and future, of any state or local government having jurisdiction over such Party, including without limitation, the Colorado Medical Marijuana Code (C.R.S. § 12-43.3 -101 et. seq.), the Colorado Retail Marijuana Code (C.R.S. § 12-43.4 -101 et. seq.) and all regulations, rules, orders, guidance and instructions promulgated by the MED or applicable local marijuana business licensing authority.

            10.    Representations and Warranties. Contractor hereby represents and warrants to Company that:

                     (a)        Contractor is solely responsible for the satisfactory completion of the Services and is liable to Company for a failure to complete the Services.

                     (b)        Contractor may realize a profit or a loss under this Agreement.

                     (c)        Contractor has continuing or recurring business liabilities and obligations.

                     (d)        Contractor has registered with applicable state agencies.

                     (e)        Contractor maintains its own set of books and records for its business.

            11.    Liability Insurance. Contractor will supply its own workmen’s compensation insurance and errors and omissions insurance coverage, which shall be in amounts and with insurance companies reasonably acceptable to Company, and will provide proof of such coverage to Company upon request.

            12.    Assignment. Contractor may not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of Company. Company may assign this Agreement at its sole discretion by providing written notice to Contractor.

            13.    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding on, the Parties and their successors, permitted assigns, legal representatives, heirs, distributees, and transferees.

            14.    Notices. All notices, demands and other communications to be sent by one Party to the other under this Agreement shall be in writing and shall be deemed to have been validly made, given, served and received if given or served by delivery in person to the addressee, or if sent by facsimile during normal business hours with delivery verification, or three (3) days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

If to Contractor:	Good Holdco LLC
866 Navajo Street
Denver, Colorado 80204
Attention: John Knapp

If to Contractor:	Critical Mass, Inc.
866 Navajo Street
Denver, Colorado 80204
Attention: John Knapp

            15.    Entire Agreement. This Agreement is the final integration of the agreement between the Parties with respect to the matters covered by it and supersedes any prior understandings or agreements, oral or written, with respect thereto.

            16.    Modification, Waiver. This Agreement may not be modified or supplemented except by written instrument signed by the Parties. No action or failure to act by either Party shall be deemed to be a waiver of any default or breach of any agreement or provision herein contained unless such waiver is set forth in writing. No waiver of any default or breach of any agreement or provision herein contained shall be deemed a waiver of any other default or breach thereof or of any other agreement or provision herein contained.

            17.    Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason: (i) such invalidity or unenforceability shall not affect any other provision of this Agreement, (ii) the remaining terms, covenants and conditions hereof shall remain in full force and effect and (iii) any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

            18.    Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts to be performed entirely within such state. The District Court for the City and County of Denver shall have exclusive jurisdiction, including in personam jurisdiction, and shall be the exclusive venue for any and all controversies and claims arising out of or relating to this Agreement.

            19.    Captions. All captions, titles, headings, and divisions hereof are for purposes of convenience and reference only, and shall not be construed to limit or affect the interpretation of this Agreement.

            20.    Legal Representation and Construction of Agreement. The Parties have had the opportunity to retain independent legal and financial counsel with respect to the negotiation of this Agreement. The Parties have independently, separately, and freely negotiated each and every provision of this Agreement as if all Parties drafted it, and therefore, waive any statutory or common-law presumption that would serve to have this document construed in favor of, or against, any Party.

            21.    Counterparts/Electronic Signatures. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument. A facsimile or other electronic copy of a signature on this Agreement shall be acceptable as and deemed to be an original signature.

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            IN WITNESS WHEREOF, the Company and Contractor have executed this Agreement effective as of the date first above written.

COMPANY:

Critical Mass Industries LLC,
a Colorado limited liability company

By: __________________________________________________
Name: John Knapp
Title: President

CONTRACTOR:

GOOD HOLDCO LLC

By: __________________________________________________
Name: John Knapp
Title: President

EXHIBIT A

DESCRIPTION OF SERVICES

  Cultivation consulting services.